Exhibit 99.1

Enveric Biosciences Reports Second Quarter 2024 Financial and Corporate Results

Prioritized EB-003 as lead development candidate. EB-003 is a novel, non-hallucinogenic neuroplastogenic molecule designed to treat severe mental health disorders

Announced preclinical results confirming oral bioavailability and significant brain exposure of EB-003, supporting expedited development strategy

Expanded business development activities to maximize assets developed using AI-backed drug discovery engine, with multiple deals in advanced stages offering potential to contribute value to stockholders

CAMBRIDGE, Mass., August 12, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update and reported financial results for the second quarter ended June 30, 2024.

“The second quarter of 2024 was marked by the prioritization of EB-003 as our lead development candidate. This strategic decision was made based on the potential for EB-003 to be a first-in-class neuroplastogenic molecule that can address multiple, difficult-to-treat mental health disorders without inducing the hallucinogenic effect common to N,N-Dimethyltryptamine (DMT) and related analogs,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “We believe EB-003’s differentiated properties set it apart from other drugs in this class and address many of the challenges facing psychedelic-derived drugs, including the ability to conduct truly blinded placebo-controlled clinical trials and the potential to administer the therapy in an outpatient setting without psychotherapy support. Adding to the excitement with EB-003, recently completed pre-clinical research indicated the potential for the drug candidate to be delivered via oral administration and penetrate the brain at levels expected to elicit the desired therapeutic effect.”

Dr. Tucker continued, “Given the value potential of EB-003, we are accelerating its evaluation in several in vivo animal efficacy models to determine the optimal therapeutic indication for clinical development and expected dose range as we prepare for a pre-Investigational New Drug (“IND”) meeting with the U.S. Food and Drug Administration in early 2025. This timeline should then allow for the filing of an IND application by the third quarter of 2025 and initiation of a first-in-human clinical trial of EB-003 by the end of 2025.”

Dr. Tucker concluded, “Complementing our EB-003 development efforts, during the second quarter we expanded our initiative to secure out-licensing opportunities involving proprietary drug candidates identified through Enveric’s drug discovery engine and other compounds owned by the company. We were pleased to enter into a licensing agreement with Aries Science & Technology for our patented radiation dermatitis topical product and enter into a number of non-binding term sheets, which collectively have the potential to generate non-dilutive revenue, which could support Enveric’s ability to advance its lead asset, EB-003, and further build stockholder value.”

SECOND QUARTER AND RECENT UPDATES

Corporate, Product and Business Development Highlights:

●	Signed non-binding term sheets to pursue the exclusive out-licensing of new chemical entities for pharmaceutical and non-pharmaceutical applications in joint disease
●	Signed non-binding term sheet with undisclosed licensee for the exclusive license to patented methods of treating breast and other cancers using cannabinoids
●	Provided strategic outlook and pipeline update, elevating EB-003 to lead development candidate
●	Confirmed oral bioavailability and significant brain exposure preclinical studies of EB-003, supporting expedited development with IND filing and first patient dosed expected in 2025
●	Announced patent granted for drug candidate
●	Signed licensing agreement with Aries Science & Technology with plans to clinically develop and market Enveric’s patented product for radiation dermatitis

SECOND QUARTER FINANCIAL RESULTS

Net loss attributable to stockholders was $1.7 million for the second quarter ended June 30, 2024, including $0.4 million in net non-cash expense, with a basic and diluted loss per share of $0.23, as compared to a net loss of $6.40 million, including $1.6 million in net non-cash expense, with a basic and diluted loss per share of $3.04 for the quarter ended June 30, 2023. The Company had cash-on-hand of $3.5 million for the quarter ended June 30, 2024.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is also developing EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin, being studied as a treatment of psychiatric disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: negotiate and finalize definitive agreements based on the any of its out-licensing term sheets and perform pursuant to the terms thereof; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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